Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Natural Resources Portfolio series of Variable Insurance Products Fund IV (the "Trust"), filed as part of this Post-Effective Amendment No. 72 to the Trust's Registration Statement on Form N-1A (File Nos. 002-84130 and 811-03759) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 61 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

Washington, DC

March 31, 2005